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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  September 25, 2001



                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)



Delaware                                                             47-0210602
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)


                                  720-888-1000
               (Registrant's telephone number including area code)



                                 Not applicable
         (Former name and former address, if changed since last report)


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Item 5.  Other Events

        On September 25, 2001, Level 3 Communications, Inc. ("Level 3") announced that Level 3 Finance, LLC ("Level 3 Finance"), its first tier, wholly owned subsidiary, had amended certain terms of the "Modified Dutch Auction" tender offers for a portion of Level 3's debt and convertible debt securities, which were commenced on September 10, 2001. Level 3 Finance has amended its tender offers to provide that it is now offering to purchase these debt and convertible debt securities for cash, at prices determined by a "Modified Dutch Auction" procedure as set forth in the press release described below. Level 3 Finance has extended the expiration date of the tender offer for each series of notes until 11:59 p.m., New York City time, on October 9, 2001, unless that offer is further extended.

         On September 25, 2001, Level 3 issued a press release relating to the amendment of the tender offers. This press release, which summarizes the terms and conditions of each tender offer, is filed as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full.

Item 7. Financial Statements and Exhibits

      (a)  Financial Statements of business acquired

           None

      (b)  Pro forma financial information

           None

      (c)  Exhibits

           99.1  September 25, 2001 Press Release relating to the tender offers.


Item 9. Regulation FD Disclosure

     On September 25, 2001, Level 3 Communications, Inc. ("Level 3") posted to its web site at www.Level3.com the following Questions and Answers relating to the tender offers commenced by Level 3 Finance, LLC. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Current Report. This information is not filed but is furnished pursuant to Regulation FD.

     Q:   What action did Level 3 Communications announce on September 10, 2001?

     A: Level 3 Communications announced, in accordance with applicable securities regulations, that its subsidiary, Level 3 Finance, LLC, is offering to purchase a portion of Level 3 Communications' outstanding senior notes and convertible subordinated notes utilizing a "modified Dutch auction" process.

     Q:   What is Level 3 Finance, LLC?

     A: Level 3 Finance, LLC is a wholly owned subsidiary of Level 3 Communications, Inc. that has offered to purchase a portion of Level 3 Communications' outstanding senior notes and convertible subordinated notes utilizing a "modified Dutch auction" process.

     Q:   How does a "modified Dutch auction" process work?

     A: During the tender period, which started on Monday, September 10, 2001, and is expected to end on Tuesday, October 9, 2001, noteholders have the ability to offer to sell to Level 3 Finance all or a portion of their notes within the price range specified by Level 3 Finance. At the expiration of the tender offers, Level 3 Finance will accept tenders as follows:

          1) Level 3 Finance will accept tenders of notes starting at the lowest prices within a specified pricing range for each series of notes and will continue to accept tenders in order of increasing offer price until Level 3 Finance has purchased up to the specified maximum face value amount per series of notes.

          2) Level 3 Finance will then pay to all noteholders whose tenders are accepted the highest price specified for a series of notes that is accepted for purchase by Level 3 Finance (the "Purchase Price") even if that price is higher than the price indicated by the noteholder.

          3) If the aggregate principal amount of notes other than the 2009 Convertible Notes and 2010 Convertible Notes tendered at the highest Purchase Price exceeds the maximum face value amount of notes that is specified by Level 3 Finance at the Purchase Price, all securities tendered at prices below the applicable Purchase Price will be accepted, and acceptances of tenders at the Purchase Price will be allocated among tendering noteholders of the series of notes on a pro rata basis according to the principal amount tendered.

               If the aggregate principal amount of 2009 Convertible Notes and 2010 Convertible Notes tendered at the highest Purchase Price exceeds the maximum face value amount of notes that is specified by Level 3 Finance at the Purchase Price, Level 3 Finance will accept all securities tendered at or below the applicable Purchase Price on a pro rata basis from among such tendered 2009 Convertible Notes and 2010 Convertible Notes as the case may be.

     Q:   How much cash will Level 3 Finance spend in the tender offers?

     A: Level 3 Finance will spend anywhere between $0 and approximately $654 million in cash, excluding accrued interest. The actual amount spent will depend on the amount of notes Level 3 Finance agrees to purchase in the tender offers. Level 3 Finance has the option to revise the tender offers, which may increase or decrease the range of possible amounts expended. Since the completion of the tender offers is subject to the satisfaction of certain customary conditions, Level 3 Finance will be obligated to spend this cash only if those conditions are satisfied.

     Q: Is there a minimum amount of debt Level 3 Finance is obligated to purchase regardless of price?

     A: No. If there are no offers within the pricing ranges specified, Level 3 Finance is not obligated to purchase any notes.

     Q: In order for Level 3 Finance to complete one tender offer for a particular series of notes, does any other tender offer have to be completed as well?

     A: No, each series of notes is treated separately and therefore is not dependent on the successful tender of any other series.

     Q: Why is Level 3 Finance offering to purchase Level 3 Communications' outstanding senior notes and convertible subordinated notes?

     A: Given the current trading levels of the debt securities, which represent significant discounts to face value, Level 3 Communications believes purchasing debt securities at prices specified in the tender offer is a prudent use of cash.

     Q: What is the maximum amount of debt Level 3 Finance is offering to purchase?

     A: Assuming a sufficient amount of notes are offered within the price range specified in the Offer to Purchase document, Level 3 Finance will purchase up to an aggregate of $1.5 billion face amount of debt at maturity.

     Q: If Level 3 Finance purchases debt in accordance with the terms of the tender offers, is Level 3 Communications' business plan fully funded?

     A: Level 3 Communications believes that, given the expected cash flow effects of its previously disclosed initiatives and the proposed tender offers announced by Level 3 Finance, Level 3 Communications' business plan remains prefunded to free cash flow breakeven.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          Level 3 Communications, Inc.

September 25, 2001                   By:    /s/ Neil J. Eckstein
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Date                                     Neil J. Eckstein, Vice President